UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2026

NUTEX HEALTH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41346	11-3363609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1776 Yorktown Street, Suite 700, Houston, Texas 77056
(Address of principal executive offices) (zip code)

(713) 660-0557
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NUTX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders
At the annual meeting of stockholders of Nutex Health Inc. (the "Company”) held on April 23, 2026, there were 5,628,591 shares of the Company’s common stock, par value $0.001 per share, eligible to vote, of which 3,900,175 shares, or approximately 69.29% of the Company’s shares eligible to vote, were voted. The matters voted upon, the number of votes cast for or against, and the number of abstentions and broker non-votes, each rounded to the nearest whole share, were as stated below:
1.Each of our seven director nominees was elected for an approximate one-year term expiring at the 2027 annual meeting of stockholders.

Nominee	For	Withheld	Broker Non-Votes
Thomas T. Vo	2,554,009	89,198	1,256,968
Warren Hosseinion	2,512,649	130,558	1,256,968
Cheryl Grenas	2,555,905	87,302	1,256,968
Michael L. Reed	2,556,927	86,280	1,256,968
Scott J. Saunders	2,532,892	110,315	1,256,968
Kelvin Spears	2,525,003	118,204	1,256,968
Frank E. Jaumot	2,623,902	19,305	1,256,968
2. The compensation of our named executive officers was approved, on an advisory basis.

For	Against	Abstain	Broker Non-Votes
2,505,375	126,612	11,220	1,256,968
3. Grant Thornton LLP was ratified as our independent registered public accounting firm for the year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
3,841,817	25,441	32,917	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 23, 2026	NUTEX HEALTH INC.

	By:	/s/ Jon C. Bates
Jon C. Bates Chief Financial Officer